Exhibit 10.1

SIXTH AMENDMENT TO CREDIT AGREEMENT AND FIRST AMENDMENT

TO SECURITY AGREEMENTS

AMENDMENT (this “Amendment”), dated as of June 19, 2017, in respect of: (a) the ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), among Tesla, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as administrative agent and collateral agent (in such capacities, the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto; (b) the U.S. Security Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “U.S. Security Agreement”), among the Company, each subsidiary of the Company from time to time party thereto and the Administrative Agent; and (c) the Dutch General Security Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified prior to the date hereof, the “Dutch General Security Agreement”), among Tesla B.V., each subsidiary of Tesla B.V. from time to time party thereto and the Administrative Agent.

RECITALS:

WHEREAS, the Company has requested that the available commitments under the Credit Agreement be increased from $1,200,000,000 to $1,825,000,000;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Documents may be amended with the written consent of the Required Lenders and each Credit Party thereto;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the definition of “Eligible Inventory” set forth in the Credit Agreement may be amended in a manner that increases the amount available for borrowing under the Credit Agreement with the written consent of the Supermajority Lenders and each Credit Party party to the Credit Agreement;

WHEREAS, each financial institution listed on Annex I hereto (each, an “Incremental Lender”) desires to provide new or increased Revolving Loan Commitments in an aggregate amount set forth opposite its name on Annex I hereto (for such Incremental Lender, its “Incremental Commitment”);

WHEREAS, Deutsche Bank Securities Inc., Goldman Sachs Bank USA, Barclays Bank PLC, Morgan Stanley Senior Funding Inc., Citibank, N.A., RBC Capital Markets1, and Bank of America, N.A. are each acting as joint lead arrangers and bookrunners in respect of the Incremental Commitments; and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

[1]	RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments.

2.1Amendments to Section 1.01 of the Credit Agreement.

2.1.1The following defined terms shall be inserted into Section 1.01 of the Credit Agreement in appropriate alphabetical order:

“Cash Contribution” shall mean, as of any date, the sum of the Dutch Cash Contribution to the Dutch Borrowing Base and the U.S. Cash Contribution to the U.S. Borrowing Base.

“Consent Letter” shall mean that certain letter, dated as of April 28, 2017, between the Borrowers and the Required Lenders.

“Consolidated Subsidiaries” shall mean, as of any date, all Subsidiaries of the Company and SolarCity and its Subsidiaries, in each case to the extent the accounts of such Person are consolidated with the accounts of the Company as of such date in accordance with the principles of consolidation reflected in the audited financial statements most recently delivered in accordance with Section 9.01(b).

“Dutch Cash Contribution” shall have the meaning provided in the definition of Dutch Borrowing Base.

“Rental Accounts” shall mean Accounts arising out of customer lease or rental agreements.

“Rental Account Assets” shall mean (i) Rental Accounts and related payment intangibles, chattel paper, electronic chattel paper, payments, rights to current and future lease or rental payments or residuals and similar rights to payment, in each case relating to Rental Accounts, together with interests in merchandise or goods the lease or rental of which give rise to such payment rights and proceeds, related contractual rights, guarantees, insurance proceeds, books and records, collections, proceeds of the foregoing and beneficial interests and the proceeds of beneficial interests in all of the foregoing, and (ii) Equity Interests in Tesla Finance Subsidiaries and the proceeds thereof.

“Sixth Amendment” shall mean that certain Sixth Amendment to the Credit Agreement and First Amendment to the Security Agreements, dated as of June 19, 2017, among the Borrowers, the other Credit Parties parties thereto, the Lenders party thereto and the Administrative Agent.

“Sixth Amendment Effective Date” shall mean the date on which the conditions precedent to effectiveness of the Sixth Amendment are satisfied, which date is June 19, 2017.

“SRECs” shall mean renewable energy credits or certificates under any state renewable energy portfolio standard or federal renewable energy standard, pollution allowances, carbon credits and similar environmental allowances or credits and green tag or other reporting rights under Section 1605(b) of the Energy Policy Act of 1992 and any similar present or future federal, state, or local law or regulation, and international or foreign emissions trading program.

“Tesla Finance Subsidiaries” shall mean Tesla Finance, LLC and its Subsidiaries.

“U.S. Cash Contribution” shall have the meaning provided in the definition of U.S. Borrowing Base.

2.1.2The definition of “ABL Priority Collateral” in Section 1.01 of the Credit Agreement shall be amended by (a) deleting the parenthetical “(other than Gigafactory Assets)” in clause (ii) thereof and (b) adding the parenthetical “(other than Rental Accounts)” after the word “Accounts” each time such word appears in clause (ii) thereof.

2.1.3The definition of “Arranger” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Arranger” shall mean (a) each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding Inc. and Bank of America, N.A., in each case in its capacity as a joint lead arranger and bookrunner for the credit facilities hereunder (other than the Incremental Commitments provided pursuant to the Sixth Amendment) and any successor thereto and (b) each of Deutsche Bank Securities Inc., Citibank, N.A., Goldman Sachs Bank USA, Barclays Bank PLC, Morgan Stanley Senior Funding Inc., RBC Capital Markets2 and Bank of America, N.A., in each case in its capacity as a joint lead arranger and bookrunner for the Incremental Commitments provided pursuant to the Sixth Amendment and any successor thereto.

2.1.4The definition of “Company Factory” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Company Factory” shall mean (i) the Fremont Factory, (ii) the Company’s manufacturing facility located in Lathrop, California, (iii) the Company’s manufacturing facility located at 5640 Executive Parkway SE, Grand Rapids, Michigan, (iv) the Company’s manufacturing facility located in Buffalo, New York, (v) the Company’s Gigafactory located at 1 Electric Avenue, Sparks, Nevada and (vi) any other manufacturing facilities established by the Company from time to time and located in the United States.

2.1.5The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

2.1.6The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

[2]	RBC Capital Markets is the brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

2.1.7The definition of “Consolidated Net Income” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” or “Subsidiary” appears therein, except where the word “Subsidiaries” is preceded by the phrase “Wholly-Owned”.

2.1.8The definition of “Consolidated Total Assets” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

2.1.9The definition of “Dividend” in Section 1.01 of the Credit Agreement shall be amended by adding the text “the purchase, sale or” in the last sentence thereof, after the word “nor” therein.

2.1.10The definition of “Dutch Borrowing Base” in Section 1.01 of the Credit Agreement shall be amended by (a) adding the parenthetical “(the “Dutch Cash Contribution”)” immediately after the words “Cash Equivalents” in clause (a)(i) thereof and (b) deleting the last sentence thereof in its entirety.

2.1.11The definition of “Dutch Subsidiary Guarantor” in Section 1.01 of the Credit Agreement shall be amended by adding the text “, any Tesla Finance Subsidiary” immediately after the text “Excluded Energy Storage Subsidiary” in the parenthetical therein.

2.1.12The definition of “Eligible Accounts” in Section 1.01 of the Credit Agreement shall be amended by (a) adding the parenthetical “(other than Rental Accounts and Accounts in respect of the sale of solar panels or solar shingles)” immediately after the words “each Account” in the first line thereof and (b) deleting the text “other than, for the avoidance of doubt, a rental or lease basis” in the parenthetical in clause (d) thereof.

2.1.13The definition of “Eligible Cash and Cash Equivalents” in Section 1.01 of the Credit Agreement shall be amended by deleting the text “currency consisting of U.S. Dollars, Euros or Cash Equivalents” and substituting in lieu thereof the text “currency consisting of U.S. Dollars or Euros, or any other Cash Equivalents, in each case”.

2.1.14The definition of “Eligible Inventory” in Section 1.01 of the Credit Agreement shall be amended by deleting clause (v) thereof in its entirety and replacing it with the text “(v) is Inventory consisting of solar panels or solar shingles;”.

2.1.15The definition of “Eligible WIP Inventory” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

““Eligible WIP Inventory” shall mean all Eligible Inventory consisting of work-in-process (as determined in a manner acceptable to the Administrative Agent in its Permitted Discretion and consistent with past practices); provided that Eligible WIP Inventory shall not include Eligible Inventory consisting of work-in-process related to the manufacturing of solar panels or solar shingles.”

2.1.16The definition of “Fixed Charge Coverage Ratio” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before the uses of the word “Subsidiaries” in clauses (ii) and (iii) thereof.

2.1.17The definition of “Fixed Charges” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

2.1.18The definition of “Immaterial Subsidiary” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

2.1.19The definition of “Material Subsidiary” in Section 1.01 of the Credit Agreement shall be amended by adding the word “Consolidated” before each instance the word “Subsidiaries” appears therein.

2.1.20The definition of “Other Hedging Agreements” in Section 1.01 of the Credit Agreement shall be amended by adding the following sentence at the end thereof: “For the avoidance of doubt, “Other Hedging Agreements” shall not include any agreements, contracts or arrangements with respect to SRECs or the purchase, sale, transfer, assignment or other disposition thereof.”

2.1.21The definition of “Securitization Related Assets” in Section 1.01 of the Credit Agreement shall be amended by (a) replacing the word “or” between “Securitization Subsidiary” and “Excluded Energy” with a “,” and (b) adding the text “or Tesla Finance Subsidiary” immediately prior to the “.” at the end thereof.

2.1.22The definition of “Securitization Subsidiary” in Section 1.01 of the Credit Agreement shall be amended by adding the text “and any Tesla Finance Subsidiary” immediately after the text “Excluded Energy Storage Subsidiary” therein.

2.1.23The definition of “Total Revolving Loan Commitment” in Section 1.01 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time. As of the Sixth Amendment Effective Date, the Total Revolving Loan Commitment is $1,825,000,000.

2.1.24The definition of “Unfinanced Capital Expenditures” in Section 1.01 of the Credit Agreement shall be amended by (a) adding the word “Consolidated” before the word “Subsidiaries” therein and (b) deleting the proviso therein.

2.1.25The definition of “U.S. Borrowing Base” in Section 1.01 of the Credit Agreement shall be amended by (a) adding the parenthetical “(the “U.S. Cash Contribution”) immediately after the words “Cash Equivalents” at the end of clause (a)(i) thereof, (b) replacing the number “30” with the number “25” in clause (iv) of the proviso following clause (b) thereof, and (c) deleting the last sentence thereof.

2.1.26The definition of “U.S. Subsidiary Guarantors” in Section 1.01 of the Credit Agreement shall be amended by adding the text “, any Tesla Finance Subsidiary” immediately after the text “Excluded Energy Storage Subsidiary” therein.

2.1.27The definition of “Wholly-Owned Subsidiary” in Section 1.01 of the Credit Agreement shall be amended by adding the text “and other than as used in the defined term

“Consolidated Net Income”” immediately after the text “anything herein to the contrary” in the proviso therein.

2.1.28The following definitions set forth in Section 1.01 of the Credit Agreement shall be deleted in their entirety: “Cash Credit”, “Fifth Amendment Effective Date”, “Gigafactory” and “Gigafactory Assets”.

2.2Amendment to Section 2.14(a)(iv) of the Credit Agreement. Section 2.14(a)(iv) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(iv) the aggregate amount of all Incremental Commitments permitted to be provided pursuant to this Section 2.14 after the Sixth Amendment Effective Date shall not exceed in the aggregate $175,000,000, (or, if at the time of the making of Incremental Commitments pursuant to this Section 2.14, the excess of (x) the Borrowing Base at such time, minus (y) the Cash Contribution to the Borrowing Base at such time, minus (z) the Total Revolving Loan Commitments at such time (prior to giving effect to such Incremental Commitments) is greater than the amount that would otherwise be permitted by this clause (iv) at such time, such greater amount),”.

2.3Amendment to Dollar Thresholds.   The Credit Agreement shall be amended such that Section 2.14(e) of the Credit Agreement shall apply to the increase in the Total Revolving Loan Commitment effected pursuant to this Amendment as if such increase were a provision of Incremental Commitments effected pursuant to Section 2.14 of the Credit Agreement.

2.4Amendments to Section 2.14(f) of the Credit Agreement. Section 2.14(f) of the Credit Agreement shall be deleted in its entirety.

2.5Amendment to Section 8.01 of the Credit Agreement. Section 8.01 of the Credit Agreement shall be amended by adding the text “that is a member state of the European Union” immediately prior to the “.” at the end thereof.

2.6Amendment to Section 9.01(a) of the Credit Agreement. Section 9.01(a) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(a) Quarterly Financial Statements.  Within 45 days after the close of each of the first three fiscal quarters in each fiscal year of the Company, (i) the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal quarter and the related consolidated statements of income and statement of cash flows for such fiscal quarter and for the elapsed portion of the fiscal year ended with the last day of such fiscal quarter, in each case setting forth comparative figures for the corresponding fiscal quarter in the prior fiscal year, all of which shall be certified by an Authorized Officer of the Company that they fairly present in all material respects in accordance with GAAP the financial condition of the Company and its Consolidated Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes and (ii) management’s discussion and analysis meeting the requirements of Item 303 of Regulation S-K under the Securities Act as set forth in the Quarterly Report on Form 10-Q statement of the Company filed with the SEC for such fiscal quarter (it being understood and agreed that such management’s discussion and analysis shall relate to the Company and its Consolidated Subsidiaries, provided that if the Company no longer files such Form 10‑Q with the SEC, the Company shall deliver to the Administrative Agent a statement containing such management’s discussion and analysis in a form that would otherwise be required in such Form 10‑Q.”

2.7Amendment to Section 9.01(b) of the Credit Agreement. Section 9.01(b) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(b) Annual Financial Statements.  Within 90 days after the close of each fiscal year of the Company, (i) the consolidated balance sheet of the Company and its Consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and statement of cash flows for such fiscal year, setting forth comparative figures for the preceding fiscal year and audited by PricewaterhouseCoopers LLP or other independent certified public accountants of recognized national standing, accompanied by an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to scope of audit), and (ii) management’s discussion and analysis meeting the requirements of Item 303 of Regulation S-K under the Securities Act as set forth in the Annual Report on Form 10-K of the Company filed with the SEC for such fiscal year (it being understood and agreed that such management’s discussion and analysis shall relate to the Company and its Consolidated Subsidiaries, provided that if the Company no longer files such Form 10-K with the SEC, the Company shall deliver to the Administrative Agent a statement containing such management’s discussion and analysis in a form that would otherwise be required in such Form 10-K.”

2.8Amendment to Section 9.12(d) of the Credit Agreement. Section 9.12(d) of the Credit Agreement shall be amended by adding the text “, a Tesla Finance Subsidiary” immediately before the text “or an Excluded Energy Storage Subsidiary)” each time such text appears therein.

2.9Amendment to Section 9.12(f) of the Credit Agreement. Section 9.12(f) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(f) If, as of the last day of any fiscal quarter of the Company, the aggregate consolidated assets (excluding intercompany assets) of all Immaterial Subsidiaries exceeds 10.0% of Consolidated Total Assets (as set forth in the most recent consolidated balance sheet of the Company and its Consolidated Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) or the aggregate consolidated total revenues of all Immaterial Subsidiaries exceeds 10.0% of the consolidated total revenues of the Company and its Consolidated Subsidiaries (as set forth in the most recent income statement of the Company and its Consolidated Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP) then, within 45 days after the end of any such fiscal quarter (or, if such fiscal quarter is the fourth fiscal quarter of the Company, within 90 days thereafter) (as either such date may be extended by the Administrative Agent in its sole discretion)), the Company shall cause one or more Immaterial Subsidiaries to take the actions specified in Section 9.12(d) on the same basis that any newly formed or acquired Wholly-Owned Domestic Subsidiary of Tesla B.V. or any Wholly-Owned Dutch Subsidiary of the Company would have to take; provided, however, such actions shall only be required to the extent that, after giving effect to such actions, the aggregate consolidated assets (excluding intercompany assets) of all Immaterial Subsidiaries do not exceed 10.0% of Consolidated Total Assets and the aggregate consolidated total revenues of all Immaterial Subsidiaries do not exceed 10.0% of consolidated total revenues of the Company and its Consolidated Subsidiaries (as set forth in the most recent income statement of the Company and its Consolidated Subsidiaries delivered to the Lenders pursuant to this Agreement and computed in accordance with GAAP).”

2.10Amendment to Section 9.12(g) of the Credit Agreement. Section 9.12(g) of the Credit Agreement shall be amended by adding the text “, a Tesla Finance Subsidiary” immediately before the text “or an Excluded Energy Storage Subsidiary)”, each time such text appears therein.

2.11Amendment to Section 9.14 of the Credit Agreement. Section 9.14 of the Credit Agreement shall be amended by adding the text “that is a member state of the European Union” immediately prior to the “.” at the end thereof.

2.12Amendment to Section 10.01(v) of the Credit Agreement. Section 10.01(v) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(v) Liens on Energy Storage Assets and related assets, in each case securing Indebtedness permitted by Section 10.04(r);”

2.13Amendment to Section 10.01(cc) of the Credit Agreement. Section 10.01(cc) of the Credit Agreement shall be amended by deleting the word “and” at the end thereof.

2.14Amendment to Section 10.01(dd) of the Credit Agreement. Section 10.01(dd) of the Credit Agreement shall be amended by deleting the “.” at the end thereof and replacing it with the text “; and”.

2.15Amendment to Section 10.01 of the Credit Agreement. Section 10.01 of the Credit Agreement shall be amended by adding the following new clause (ee) at the end thereof: “(ee) Liens on Rental Account Assets and related assets, in each case securing Indebtedness permitted by Section 10.04(x).”.

2.16 Amendment to Section 10.03(i) of the Credit Agreement. Section 10.03(i) of the Credit Agreement shall be amended by adding the text “or otherwise terminate or unwind” immediately after the word “repurchase” therein.

2.17Amendment to Section 10.04(m) of the Credit Agreement. Section 10.04(m) of the Credit Agreement shall be amended by replacing the dollar amount “$100,000,000” with the dollar amount “$200,000,000” therein.

2.18Amendment to Section 10.04(r) of the Credit Agreement. Section 10.04(r) of the Credit Agreement shall be amended by (a) deleting the text “Gigafactory Assets or” in each instance such text appears therein, (b) deleting the “,” immediately after the text “Energy Storage Assets” in the proviso therein, and (c) deleting the text “in each case” in the proviso therein.

2.19Amendment to Section 10.04(v) of the Credit Agreement. Section 10.04(v) of the Credit Agreement shall be amended by deleting the word “and” at the end thereof.

2.20 Amendment to Section 10.04(w) of the Credit Agreement. Section 10.04(w) of the Credit Agreement shall be amended by deleting the “.”at the end thereof and replacing it with the text “; and”.

2.21 Amendment to Section 10.04 of the Credit Agreement. Section 10.04 of the Credit Agreement shall be amended by adding the following new clause (x) at the end thereof:

“(x) Indebtedness of a Tesla Finance Subsidiary secured by a Lien on Rental Account Assets; provided that (i) such Indebtedness shall not be secured by any assets other than Rental Account Assets and other related assets, such as chattel paper and payment intangibles, that in the reasonable opinion of the Company are customary for financing transactions related to such assets, (ii) no portion of such Indebtedness shall be guaranteed by the Company or any of its Subsidiaries (other than a Tesla Finance Subsidiary), (iii) there shall be no recourse or obligation to the Company or any of its Subsidiaries (other than a Tesla Finance Subsidiary) whatsoever and (iv) none of the Company nor any of its Subsidiaries (other than a Tesla Finance Subsidiary) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Indebtedness (other than a pledge of the Equity Interests of a Tesla Finance Subsidiary).”

2.22Amendment to Section 10.06(g) of the Credit Agreement. Section 10.06(g) of the Credit Agreement shall be amended and restated in its entirety as follows:

“(g) transactions solely among the Company and its Subsidiaries (including, for purposes of this Section 10.06(g), SolarCity and its Subsidiaries if and for so long as SolarCity is a Subsidiary (as such term is defined herein without giving effect to the proviso in the first sentence of such definition)) in the ordinary course of business and otherwise not prohibited by the terms of the Credit Documents; and”

2.23Amendments to Section 10.06(h) of the Credit Agreement. Section 10.06(h) of the Credit Agreement shall be amended by (a) deleting clause (i) thereof in its entirety, and (b) renumbering the text “(ii)” therein as “(i)” and the text “(iii)” therein as “(ii)”.

2.24Amendments to Section 10.09 of the Credit Agreement. Section 10.09 of the Credit Agreement shall be amended by (a) replacing the text “or (dd)” with the text “, (dd) or (ee)” in clause (viii) thereof, (b) replacing the text “or 10.04(s),” with the text “, 10.04(s) or 10.04 (x)” in clause (ix)(B) thereof and (c) adding the text “or 10.04(x)” immediately after the text “Section 10.04(r)” in the proviso to clause (ix)(B) thereof.

2.25Amendment to Section 10.14 of the Credit Agreement. Section 10.14 of the Credit Agreement shall be amended and restated in its entirety as follows:

“10.14SolarCity. Notwithstanding anything to the contrary contained herein, until the date that SolarCity is a “Subsidiary” for all purposes of this Agreement:

(a) the Company and its Subsidiaries shall not (subject to the Consent Letter) guarantee or otherwise become directly liable for any Indebtedness of SolarCity or any of its Subsidiaries;

(b) the Company and its Subsidiaries shall not permit SolarCity or any of its Subsidiaries to guarantee or otherwise become directly liable for the Indebtedness of the Company or its Subsidiaries; and

(c) SolarCity and its Subsidiaries shall not create, incur or assume any syndicated credit facilities, bonds or convertible notes other than:

(i) any such Indebtedness that (A) is a renewal, extension, exchange, replacement or refinancing of Indebtedness outstanding on or (B) is Indebtedness that may be incurred pursuant to commitments existing on, the Sixth Amendment Effective Date (and provided that (x) the aggregate principal amount of such renewal, extension, exchange, replacement or refinancing, or commitments in respect thereof (or if incurred with original issue discount, the sum of the aggregate issue price and any accreted principal amount) does not exceed the aggregate principal amount (or if incurred with original issue discount, the aggregate issue price plus any accreted amount) of the Indebtedness to be renewed, extended, exchanged, replaced or refinanced (plus the sum of (1) accrued and unpaid interest thereon, (2) any prepayment or exchange premium and (3)

customary premium, fees and expenses relating to such renewal, extension, exchange, replacement, refinancing or issuance) and (y) the terms of the Indebtedness provided in any such renewal, extension, exchange, replacement or refinancing (excluding pricing, fees, rate floors and optional prepayment or redemption terms), taken as a whole, are no more favorable to the lenders or holders of such Indebtedness than those applicable to the Indebtedness to be renewed, extended, exchanged, replaced or refinanced,

(ii) Indebtedness incurred by any special purpose Subsidiary of SolarCity so long as (A) there shall be no recourse or obligation to the Company or any of its Subsidiaries or SolarCity or any of its Subsidiaries (other than any special purpose Subsidiary of SolarCity) whatsoever other than (solely in respect of SolarCity and its Subsidiaries) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with such Indebtedness that in the reasonable opinion of the Company are customary for such transactions and (B) none of the Company nor any of its Subsidiaries nor SolarCity nor any of its Subsidiaries (other than any special purpose Subsidiary of SolarCity) shall have provided, either directly or indirectly, any other credit support of any kind in connection with such Indebtedness, other than as set forth in clause (A) above, and

(iii)other Indebtedness in an aggregate principal amount at any time outstanding not to exceed $25,000,000.”

2.26Amendment to Schedule 1.01(a) of the Credit Agreement. Schedule 1.01(a) to the Credit Agreement shall be amended and restated in its entirety as set forth on Schedule 1 hereto.

Section 3. Amendment to the U.S. Security Agreement. Section 1.1(b)(vii) of the U.S. Security Agreement shall be amended by deleting the text “Gigafactory Assets” therein, and replacing it with the text “Rental Account Assets”.

Section 4. Amendment to the Dutch General Security Agreement. Section 1.1(b)(vii) of the Dutch General Security Agreement shall be amended by deleting the text “Gigafactory Assets” therein, and replacing it with the text “Rental Account Assets”.

Section 5. Incremental Lenders. Each Incremental Lender (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

Section 6. Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent, the Supermajority Lenders, each Incremental Lender and the Swingline Lender.

(b) All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of counsel) and other compensation due and payable to the Administrative Agent, the Lenders and the Incremental Lenders on or prior to the Amendment Effective Date shall have been paid.

(c) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) No Default or Event of Default shall exist on the Amendment Effective Date.

(e) The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(c) and (d) hereof have been satisfied on and as of the Amendment Effective Date.

(f) The Administrative Agent shall have received from Wilson Sonsini Goodrich & Rosati, P.C., special New York counsel to the Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(g) The Administrative Agent shall have received from DLA Piper Nederland N.V., special Dutch counsel to the Dutch Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(h) The Administrative Agent shall have received a certificate from each Credit Party, dated the Amendment Effective Date, signed by an Authorized Officer of such Credit Party (or, with respect to Tesla B.V., its directors), and, if signed by an Authorized Officer of such Credit Party, attested to by another Authorized Officer of such Credit Party, in the form of Exhibit E-2 to the Credit Agreement (or such other form reasonably acceptable to the Administrative Agent) with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents relating to any Dutch Credit Party), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate.

(i) The Administrative Agent shall have received a good standing certificate (or equivalent) for the Company.

Section 7.  Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by such Credit Party thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 8. Reaffirmation. Each Guarantor and each Credit Party hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 9. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 10. Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 12. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

By:	/s/ Deepak Ahuja
Name:	Deepak Ahuja
Title:	Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Marc Cerda
Name:	Marc Cerda
Title:	Managing Director

DEUTSCHE BANK AG, NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Swingline Lender and a Lender

By:	/s/ Philip Saliba
Name:	Philip Saliba
Title:	Director

By:	/s/ Stephen R. Lapidus
Name:	Stephen R. Lapidus
Title:	Director

GOLDMAN SACHS BANK USA, as a Lender and an Incremental Lender

By:	/s/ Rebecca Kratz
Name:	Rebecca Kratz
Title:	Authorized Signatory

BARCLAYS BANK PLC, as an Incremental Lender

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

CITIBANK, N.A. as an Issuing Lender, a Lender, and an Incremental Lender

By:	/s/ David G. Foster
Name:	David G. Foster
Title:	Vice President

[Sixth Amendment – Signature Page]

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

MORGAN STANLEY Bank, N.A., as an Incremental Lender

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

ROYAL BANK OF CANADA, as a Lender and an Incremental Lender

By:	/s/ Edward D. Herko
Name:	Edward D. Herko
Title:	Authorized Signatory

BANK OF AMERICA, N.A., as an Issuing Lender, a Lender, and an Incremental Lender

By:	/s/ Robert M. Dalton
Name:	Robert M. Dalton
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Krista Mize
Name:	Krista Mize
Title:	Authorized Signatory

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

ANNEX I

Incremental Lenders; Incremental Commitments

Incremental Lender	Incremental Commitments
DEUTSCHE BANK AG NEW YORK BRANCH	$77,500,000
GOLDMAN SACHS BANK USA	$75,000,000
BARCLAYS BANK PLC	$75,000,000
CITIBANK, N.A.	$75,000,000
MORGAN STANLEY BANK, N.A.	$75,000,000
ROYAL BANK OF CANADA	$172,500,000
BANK OF AMERICA, N.A.	$75,000,000
TOTAL	$625,000,000

Schedule 1

Schedule 1.01(a)

Lenders; Commitments

Revolving Loan Commitments

Lender	Revolving Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$225,000,000
GOLDMAN SACHS BANK USA	$250,000,000
BARCLAYS BANK PLC	$250,000,000
CITIBANK, N.A.	$222,500,000
MORGAN STANLEY SENIOR FUNDING, INC.	$147,500,000
MORGAN STANLEY BANK, N.A.	$75,000,000
ROYAL BANK OF CANADA	$197,500,000
BANK OF AMERICA, N.A.	$185,000,000
JPMORGAN CHASE BANK, N.A.	$147,500,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$100,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$25,000,000
TOTAL	$1,825,000,000